Exhibit 99.1


Multigioco to Acquire Five Additional Land-based Gaming Locations

New York, July 10, 2015. Empire Global Corp. (OTCQB:EMGL) is pleased to announce that through its wholly owned subsidiary Multigioco it has signed a binding Letter of Intent to acquire 5 additional Bersani licensed corner locations. The acquisition will increase our corner distribution from 3 to 5 shops and doubling our land-based operations from 5 to 10 locations.

The acquisition is subject to due diligence and AAMS regulatory approval.

"Our land-based segment build-out is unfolding as planned," stated Michele Ciavarella, CEO of the Company, "although we have a solid pipeline of potential acquisitions the Company is maintaining a prudent strategy, and expect new locations to have an immediate impact on our gaming business profits."

The Company continues to progress on renovations and rebranding in our existing web-based shops, and focussed on increasing our land-based footprint ahead of the 2016 license tender in Italy.

About Empire

Empire Global Corp. is a company focused on developing world-class products and services in the regulated global online gambling industry with specialization in the online sports betting vertical. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing licensed operators in geographically diversified jurisdictions. We seek to create long-term value for our investors and positive economic influence with the companies and the communities we invest in through our commitment to responsible gaming and the clients we serve. Additional information is available on our website at www.emglcorp.com.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
ceo.emgl@emglcorp.com

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Factors which may cause such differences include the company's ability to complete additional acquisitions, expand our distribution, increase our client base and other risks disclosed in the Company's SEC filings. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.